            As filed with the Securities and Exchange Commission on July 2, 1997
                                                Registration No. 333-___________
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549
                                   ---------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                                   ---------------

                                    TEHAMA BANCORP
                  (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)

           CALIFORNIA                               91-1775524
    (STATE OF INCORPORATION)           (I.R.S. EMPLOYER IDENTIFICATION NO.)

                  239 SOUTH MAIN STREET, RED BLUFF, CALIFORNIA 96080
                       (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)
                       ----------------------------------------

                        TEHAMA BANCORP 1994 STOCK OPTION PLAN
                               (FULL TITLE OF THE PLAN)
                          ----------------------------------

                     WILLIAM P. ELLISON, CHIEF EXECUTIVE OFFICER
                                    TEHAMA BANCORP
                  239 SOUTH MAIN STREET, RED BLUFF, CALIFORNIA 96080
                       (NAME AND ADDRESS OF AGENT FOR SERVICE)
                                   ---------------

                                    (916) 528-3000
       (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE OF PROCESS)

                           CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                        Proposed Maximum            Proposed Maximum
      Title of Securities           Amount to              Offering                    Aggregate           Amount of
        to be Registered          be Registered         Price per Share              Offering Price     Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
    Common Stock, no par value     340,412(1)              $12.50(2)                  $4,255,150(2)         $1289.44

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

   1 Issuable upon exercise of options outstanding or to be granted under the Tehama Bancorp 1994 Stock Option Plan.

   2 Estimated solely for the purpose of determining the registration fee, based upon the average of the bid and asked prices for the Common Stock on July 1, 1997, pursuant to Rule 457(h).

         This registration statement, including exhibits, consists of   21
                                                                      --------
sequentially numbered pages. The Exhibit Index is located at page 7.

                                        PART I

                 INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                The information required to be included in the Section
               10(a) prospectus is not required to be included herein.

                                       PART II
                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM     3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The documents listed in (a) through (c) below filed or to be filed by the Company with the Commission are incorporated in this registration statement by reference:

         (a) The Company's Current Report on Form 8-K dated July 1, 1997, which includes as exhibits (1) audited balance sheets of Tehama Bank as of December 31, 1996 and 1995 and related audited statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996, the notes thereto and related report of independent public accountant (Exhibit 99.3), and (2) the Bank's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, as filed with the Board of Governors of the Federal Reserve System (Exhibit 99.4). (The Company was incorporated on January 15, 1997 and hence has not previously filed an Annual Report on Form 10-K pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")).

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, filed pursuant to Section 15(d) of the Exchange Act.

         (c) The Company's common stock is not registered under Section 12 of the Exchange Act.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement, and to be a part hereof from the date of such filing.

ITEM 4.  DESCRIPTION OF SECURITIES

         See information under the heading "CAPITAL STOCK OF BANCORP AND THE BANK" on pages 29-32 of the Company's Pre-Effective Amendment No. 1 to Registration Statement No. 333-23525 on Form S-4 filed with the Commission on April 2, 1997, which information is incorporated here by reference.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The California General Corporation Law provides for the indemnification of officers and directors who are made or are threatened to be made a party to any legal proceeding by reason of their service to the Company. The Articles of Incorporation and Bylaws of the Company permit indemnification of directors and officers to the maximum extent permitted by California law. The Company has in effect director and officer liability insurance policies indemnifying the Company and the officers, directors and certain assistant officers of the Company and officers and directors of the Company's subsidiaries within specific limits for certain liabilities incurred by reason of their being or having been directors or officers. The Company pays the entire premium for these policies.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         See the Index to Exhibits, which is incorporated in this item by reference.

ITEM 9.  UNDERTAKINGS

         (a)  The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES
                                      ----------


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Red Bluff, State of California, on June 30, 1997.


                                       TEHAMA BANCORP
                                        (Registrant)


                                       By /s/ William P. Ellison
                                         -----------------------
                                        William P. Ellison
                                        President and
                                        Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date:  July 1, 1997   /s/ William P. Ellison
                      ---------------------------------------------------------
                      William P. Ellison, President and Chief Executive Officer

Date:  July 1, 1997   /s/ Frank S. Onions
                      ---------------------------------------------------------
                      Frank S. Onions, Senior Vice President and Cashier
                            (Principal Financial Officer and
                              Principal Accounting Officer)

                                  POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William P. Ellison and Frank S. Onions, and each or any one of them, his true and lawful attorney-in-fact and agent, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, June lawfully do or cause to be done by virtue hereof.



Date:  July 1, 1997     /s/ Henry Clay Arnest III
                        -----------------------------------------
                             Henry Clay Arnest III, Director


Date:  July 1, 1997     /s/ Louis J. Bosetti
                        -----------------------------------------
                             Louis J. Bosetti, Director


Date:  July 1, 1997     /s/ Daniel B. Cargile
                        -----------------------------------------
                             Daniel B. Cargile, Director

Date:  July 1, 1997     /s/ Harry Dudley
                        -----------------------------------------
                             Harry Dudley, Director


Date:  July 1, 1997     /s/ William P. Ellison
                        -----------------------------------------
                             William P. Ellison, Director


Date:  July 1, 1997     /s/ Garry D. Fish
                        -----------------------------------------
                             Garry D. Fish, Director


Date:  July 1, 1997     /s/ Max M. Froome
                        -----------------------------------------
                             Max M. Froome, Director


Date:  July 1, 1997     /s/ Orville K. Jacobs
                        -----------------------------------------
                             Orville K. Jacobs, Director


Date:  July 1, 1997     /s/ Gary C. Katz
                        -----------------------------------------
                             Gary C. Katz, Director


Date:  July 1, 1997     /s/ John W. Koeberer
                        -----------------------------------------
                                    John W. Koeberer,
                           Director and Chairman of the Board


Date:  July 1, 1997     /s/ Raymond C. Lieberenz
                        ------------------------------------------
                                  Raymond C. Lieberenz,
                           Director and Secretary of the Board


Date:  July 1, 1997    /s/ Gary L. Napier
                        ------------------------------------------
                                     Gary L. Napier,
                          Director and Vice Chairman of the Board


Date:  July 1, 1997     /s/ Gene Penne
                        ------------------------------------------
                             Gene Penne, Director


Date:  July 1, 1997      /s/ Terrance A. Rust
                        ------------------------------------------
                             Terrance A. Rust, Director

                                  INDEX OF EXHIBITS


Exhibit                                                               Sequential
No.      Exhibit Name                                                  Page No.
--       ------------                                                  --------

5        Opinion of Counsel:                                               8

23.1     Consent of Counsel (See Exhibit 5)

23.2     Consent of Independent Auditors:  Perry-Smith&Co                  9

24       Power of Attorney (see signature pages)

99       Tehama Bancorp 1994 Stock Option Plan                           10-21